                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [ ]

         Check the appropriate box:


               [ ] Preliminary Proxy Statement
               [ ] Confidential Use of the Commission Only (as permitted by Rule
                   14a-6(e)(2))
               [X] Definitive Proxy Statement
               [ ] Definitive Additional Materials
               [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                                 MARK VII, INC.
                (Name of Registrant as Specified in Its Charter)

      -------------------------------------------------------------------
      (Name of Persons Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

     [X] No fee required

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

     --------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (sets forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------

     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                              [MARK VII, INC. LOGO]



                                                               October 1, 1997


Dear Stockholder:

         You are cordially invited to attend a Special Meeting of Stockholders of Mark VII, Inc. which will be held at 10:00 a.m., local time, on Friday, November 7, 1997, at the Board Room, Suite 100 at the Corporate office of
Mark VII, Inc., 965 Ridge Lake Boulevard, Memphis, Tennessee.


         The principal business matter to be considered at the Special Meeting will be to adopt an Amendment to Article FOURTH of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares, and to reduce the par value from $.10 per share to $.05 per share. This Amendment will enable the Company to effect a two-for-one stock split of its Common Stock. The Board of Directors has determined that the increase in the number of authorized shares of Common Stock, the reduction in par value, and the effectuation of the stock split are in the best interests of the Company and its stockholders. Accordingly, the Board of Directors recommends a vote "FOR" the Amendment.

         Attached you also will find the Notice of the Special Meeting of Stockholders and your proxy for the meeting. It is important that your shares be represented at the meeting, and we hope you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please be sure to complete and sign the enclosed proxy and return it to us in the envelope provided as soon as possible so that your shares may be voted in accordance with your wishes. Your prompt response will save the Company the cost of further solicitation of unreturned proxies.


                                                      Sincerely yours,

                                                      [SIGNATURE CUT]

                                                      R. C. Matney
                                                      Chairman of the Board and
                                                      Chief Executive Officer

                                 MARK VII, INC.
                            965 RIDGE LAKE BOULEVARD
                            MEMPHIS, TENNESSEE 38120

                            -------------------------


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON FRIDAY, NOVEMBER 7, 1997


To the Stockholders of Mark VII, Inc.:

         NOTICE IS HEREBY GIVEN THAT a Special Meeting of Stockholders (the "Special Meeting") of Mark VII, Inc. (the "Company") will be held at the Board Room, Suite 100 at the Corporate office of Mark VII, Inc., 965 Ridge Lake Boulevard, Memphis, Tennessee on Friday, November 7, 1997, commencing at
10:00 a.m., local time, for the purpose of considering and voting upon the following matters:


         1. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares and to reduce the par value from $.10 per share to $.05 per share; and

         2. To transact any other business as may properly come before the Special Meeting or any adjournment or postponement thereof.


         The close of business on October 1, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. The stock transfer books of the Company will remain open between the record date and the date of the meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting.


         Stockholders may receive more than one proxy because of shares registered in different names or addresses. Each such proxy should be marked, dated, signed and returned. Please check to be certain of the manner in which your shares are registered -- whether individually, as joint tenants, or in a representative capacity -- and sign the related proxy accordingly.


         A complete list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder, for any purpose germane to the Special Meeting, during normal business hours, for a period of at least ten days prior to the Special Meeting, at the Board Room, Suite 100 at the corporate office of Mark VII, Inc., 965 Ridge Lake Boulevard, Memphis, Tennessee.


         You are cordially invited to attend the Special Meeting. IN ORDER THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, PLEASE FILL OUT, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY OR PLAN TO ATTEND THE SPECIAL MEETING IN PERSON OR BY

PROXY. A RETURN-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE, IS ENCLOSED. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING, BY DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON. Whether or not you plan to do so, please mark, date and sign the enclosed postage-prepaid envelope. Returning your proxy does not deprive you of your right to attend the Special Meeting and to vote your shares in person.



October 1, 1997                              By Order of the Board of Directors



                                             [SIGNATURE CUT]

                                             James T. Graves, Secretary

                                 MARK VII, INC.
                            965 RIDGE LAKE BOULEVARD
                            MEMPHIS, TENNESSEE 38120

                                -----------------


                                 PROXY STATEMENT
                         SPECIAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON FRIDAY, NOVEMBER 7, 1997

                               GENERAL INFORMATION

         This Proxy Statement and the accompanying form of proxy (which were first sent or given to stockholders on or about October 6, 1997) are furnished in connection with the solicitation by and on behalf of the Board of Directors of Mark VII, Inc., a Delaware corporation (the "Company") of proxies for use at the Special Meeting of Stockholders (the "Special Meeting") to be held at the Board Room, Suite 100 at the Corporate office of Mark VII, Inc., 965 Ridge Lake Boulevard, Memphis, Tennessee on Friday, November 7, 1997 at 10:00 a.m., local time, and any adjournment or postponement thereof.


         Each proxy that is properly executed and returned in time for use at the Special Meeting will be voted at the Special Meeting, and any adjournment or postponement thereof, in accordance with the choices specified. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the voting by delivery to the Company of a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

         A proxy may be revoked at any time before the shares represented by it are voted at the Special Meeting by delivering to the Secretary of the Company either a written revocation or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. All shares represented by a properly executed, unrevoked proxy will be voted on all matters presented at the Special Meeting on which the shares are entitled to vote, unless the stockholder attends the Special Meeting and votes in person. Proxies solicited will be voted in accordance with the instructions given on the enclosed form of proxy, UNLESS AUTHORITY IS WITHHELD IN THE MANNER INDICATED ON THE ENCLOSED FORM OF PROXY, IT IS INTENDED THAT PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED FOR THE PROPOSAL CONTAINED HEREIN.

         The entire cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail. Additional solicitation may be made by officers and employees of the Company by means of a follow-up letter, personal interview, telephone or telegram. Such persons will receive no additional compensation for such services. Proxy cards and materials also will be distributed to beneficial owners through brokers, custodians, nominees and similar parties, and the Company intends to reimburse such parties for reasonable expenses incurred by them in connection with such distribution.


         The authorized capital stock of the Company consists of 10,000,000 shares of common stock (the "Common Stock"), $.10 par value per share. As of the close of business on October 1, 1997 (the "Record Date"), there were 4,997,972 shares of Common Stock outstanding. All of the issued and outstanding shares of Common Stock of record as of the Record Date are entitled to vote at the Special Meeting.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


                  The following table sets forth with respect to the common stock as of October 1, 1997 (unless otherwise indicated): (i) the only persons known to be beneficial owners of more than five percent of the common stock;
(ii) shares beneficially owned by all directors of the Company; (iii) shares beneficially owned by all directors and executive officers as a group. Beneficial ownership is direct, and the holders have sole investment power and sole voting power, unless otherwise indicated.


                                               Number of Shares and Nature
NAME AND ADDRESS OF BENEFICIAL OWNERS (1)        of Beneficial Ownership    Percent of Class
Warburg, Pincus Counsellors, Inc.
         466 Lexington Avenue
         New York, NY 10017                              958,200(2)              21%
RCM Capital Management, L.L.C
RCM Limited L.P.
RCM General Corporation
         Four Embarcadero Center, Suite 2900
         San Francisco, California 94111                 603,500(3)            13.2%
R.C. Matney                                              534,440(4)            11.3%
The Northwestern Mutual Life
         Insurance Company
         720 East Wisconsin Avenue
         Milwaukee, WI 53202                             436,300(5)             9.5%
FMR Corp.
         82 Devonshire Street
         Boston, MA 02109                                328,800(6)             7.2%
Wellington Management Company, L.L.P
         75 State Street
         Boston, MA 02109                                283,000(7)             6.2%
Founders Asset Management, Inc.
         2930 East 3rd Avenue
         Denver, Co 80206                                243,550(8)             5.3%
Dimensional Fund Advisors Inc.
         1299 Ocean Avenue, 11th Floor
         Santa Monica, California 90401                  241,700(9)             5.3%
James T. Graves                                           65,300(10)            1.4%
David H. Wedaman                                          53,871(11)            1.2%
William E. Greenwood                                      10,500(12)             .2%
Dr. Jay U. Sterling                                       10,500(12)             .2%
Robert E. Liss                                             7,786(13)             .2%
Thomas J. Fitzgerald                                       7,425(14)             .2%
Michael J. Musacchio                                       6,067(15)             .1%
Douglass Wm. List                                          5,240(16)             .1%
All Executive Officers and Directors as a Group          707,129(17)           14.5%

(1)  Unless other indicated, the address is the Company's principal office.

(2) Warburg, Pincus Counsellors, Inc. ("Warburg"), a registered investment adviser, is deemed to have beneficial ownership of 958,200 shares of December 31, 1996, which are owned by numerous investment advisory clients. Warburg has sole voting power with regard to 722,400 shares, sole investment power with regard to 955,200 shares and shared voting power with regard to 67,800 shares. The information as to the beneficial ownership of Warburg was obtained from the Schedule 13G filed by that company.

(3) RCM Capital Management, L.L.C. ("RCM Capital") is a registered investment adviser, RCM Limited L.P. ("RCM Limited") is the general partner of RCM Capital and RCM General Corporation ("RCM General") is the general partner of RCM Limited. RCM Limited and RCM General are deemed to have beneficial ownership of securities managed by RCM Capital. As of December 31, 1996, RCM Capital, RCM Limited and RCM General have sole voting power with regard to 516,500 shares and sole investment power with regard to 593,500 shares. The information as to the beneficial ownership of RCM Capital, RCM Limited and RCM General was obtained from the Schedule 13G filed by those companies.

(4) Includes 335,430 shares owned indirectly through Mr. Matney's living trust, 45,260 shares owned indirectly through Mr. Matney's individual retirement account, 140,358 shares issuable pursuant to non-qualified stock options granted under the Company's 1992 Non-Qualified Stock Option Plan (the "NQSO Plan") and 13,392 shares issuable pursuant to incentive stock options granted under the Company's 1986 Incentive Stock Option Plan (the "ISO Plan").

(5) The Northwestern Mutual Life Insurance Company ("Northwestern"), an insurance company, is deemed to have beneficial ownership of 436,300 shares as of December 31, 1996. Northwestern has sole voting power with regard to 341,100 shares, shared voting power with regard to 95,200 shares and sole investment power with regard to 341,100 shares. The information as to the beneficial ownership of Northwestern was obtained from the Schedule 13G filed by that company.

(6) FMR Corp. ("FMR") is deemed to have beneficial ownership of 328,800 shares as of December 31, 1996. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR and a registered investment adviser, is the beneficial owner of 156,000 shares and Fidelity Management Trust Company, a wholly-owned subsidiary of FMR and a bank as defined in
     Section 3(a) (6) of the Securities Exchange Act of 1934, is the beneficial owner of 172,800 shares. FMR has sole voting power with regard to 172,800 shares and sole investment power with regard to 328,800 shares. The information as to the beneficial ownership of FMR was obtained from the
     Schedule 13G filed by that company.

(7) Wellington Management Company ("Wellington"), a registered investment adviser, is deemed to have beneficial ownership of 283,000 shares as of December 31, 1996, which are owned by numerous investment advisory clients. Wellington has shared voting power with regard to 181,000 shares and shared investment power with regard to 283,000 shares. The information as to the beneficial ownership of Wellington was obtained from the Schedule 13G filed by that company.

(8) Founders Asset Management, Inc. ("Founders"), a registered investment adviser, is deemed to have beneficial ownership of 243,550 shares as of December 31, 1996, which are owned by numerous investment advisory clients. Founders has sole voting power with regard to 243,500 shares and sole investment power with regard to 243,550 shares. The information as to the beneficial ownership of Founders was obtained from the Schedule 13G filed by that company.

(9) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser, is deemed to have beneficial ownership of 241,700 shares as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. The information as to the beneficial ownership of imensional was obtained from the Schedule 13G filed by that company.

(10) Includes 5,300 shares held in Mr. Graves' individual retirement account and 60,000 shares issuable pursuant to non-qualified stock options granted under the NQSO Plan.

(11) Includes 8,500 shares held directly by Mr. Wedaman, 36,000 shares issuable pursuant to incentive stock options granted under the ISO Plan, 8,000 shares issuable pursuant to non-qualified stock options granted under the 1995 Omnibus Stock Incentive Plan, as amended (the "1995 Plan"), and 1,371 shares allocated to the Mark VII, Inc. Savings and Investment Plant (the "SIP Plan") account of Mr. Wedaman. Mr. Wedaman has sole investment power and shared power with respect to the shares allocated to his SIP Plan account.

(12) Includes 1,500 shares owned directly, 5,000 shares issuable pursuant to non-qualified stock options granted under the NQSO Plan and 4,000 shares issuable pursuant to non-qualified stock options granted under the 1995 Plan.

(13) Includes 3,750 shares owned directly, 2,800 shares owned indirectly through Mr. Liss' individual retirement account, 100 shares owned jointly with Mr. Liss' wife and 1,136 shares owned indirectly through Mr. Liss' wife's individual retirement account.

(14) Includes 1,425 shares owned directly and 6,000 shares issuable pursuant to non-qualified stock options granted under the 1995 Plan.

(15) Includes 1,600 shares owned directly and 4,467 shares owned jointly with Mr. Musacchio's wife.

(16) Includes 1,280 shares owned directly, 2,000 shares owned indirectly through Mr. List's individual retirement account and 2,000 shares issuable pursuant to non-qualified stock options granted under the 1995 Plan.

(17) Includes 53,392 shares issuable pursuant to incentive stock options granted under the ISO Plan, 210,358 shares issuable pursuant to non-qualified stock options granted under the NQSO Plan and 26,000 shares issuable pursuant to stock options granted under the 1995 Plan.

            PROPOSAL I: PROPOSAL TO AMEND AND RESTATE ARTICLE FOURTH
              OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO
           INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO
  20,000,000 AND TO REDUCE THE PAR VALUE FROM $.10 PER SHARE TO $.05 PER SHARE.


         The Board of Directors of the Company has adopted unanimously a resolution approving and recommending to the Company's stockholders for their approval, an amendment to the Company's Certificate of Incorporation to provide therein for an increase to 20,000,000 shares of Common Stock, $.10 par value, and to reduce the par value per share from $.10 per share to $.05 per share (the "Amendment"). The text of the proposed Amendment is attached hereto as Appendix
A. The Board of Directors also adopted unanimously a resolution authorizing and declaring, subject to approval by stockholders of the Company, a two-for-one split, which split will provide one share of Common Stock for each authorized share of Common Stock outstanding and reserved for issuance to common stockholders of record at the close of business on Friday, November 14, 1997 (the "Stock Split Record Date").


         The Board of Directors believes the authorization of the increase in the number of shares and reduction in par value of Common Stock is in the best interests of the Company and its stockholders, and believes it advisable to authorize such shares to have them available for, among other things, possible issuance in connection with such activities as public or private offerings of shares for cash, dividends payable in stock of the Company, acquisitions of other companies, implementation of employee benefit plans and otherwise. Approval of the Amendment will also permit the Company to effect the split of the Common Stock of the Company. The Company believes that the proposed two-for-one split in the issued Common Stock will result in a market price that should be more attractive to a broader spectrum of investors, particularly individual investors.

         While the Company may consider effecting an equity offering of Common Stock or otherwise issuing such stock in the proximate future for purposes of raising additional working capital, acquiring related businesses or assets or otherwise, the Company, as of the date hereof, has no agreements or understandings with any third party to effect any such offering or acquisition, or to purchase any shares offered in connection therewith, or to vote any such shares, and no assurances are given that any offering will in fact be effected or that an acquisition pursuant to which such shares may be issued will be proposed and consummated.

         The Board of Directors is required to make any determination to issue shares of Common Stock based on its judgment as to the best interests of the stockholders and the Company. Although the Board of Directors has no present intention of doing so, it could issue shares of Common Stock that could make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Such shares could be used to create impediments to persons seeking to gain control of the Company or could be privately placed with purchasers favorable to the Board of Directors in opposing such action. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the stockholders and the Company. The current Proposal to amend the Certificate is not in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. In addition, the Proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders. The Board does not currently contemplate recommending the adoption of any other amendments to the Certificate which could be construed to affect the ability of third parties to takeover or change control of the Company. The Certificate of Incorporation presently contains a provision previously approved by the stockholders approximately dividing the Board of Directors into three classes, each class being elected annually for three-year-term, which may discourage unsolicited takeover attempts.

         In the event this Proposal is approved, certificates representing shares of the Common Stock will, prior to the time the stock split becomes effective, continue to represent the same number of shares of the Company's stock as they did prior to such time. Each stockholder of record at the close of business on the Stock Split Record Date will be entitled to receive one additional share of Common Stock for each share of Common Stock held on such date. Distribution of the additional shares is presently expected to occur on Friday, November 21, 1997, and will be effected in book-entry form, through the mailing of an account statement to each stockholder of record as of the Stock Split Record Date, crediting additional shares of Common Stock as a result of the stock split, or, for stockholders of record as of the Stock Split Record Date who do not hold their shares in book-entry form, a physical certificate will be sent by the Company's transfer agent for the additional shares they are entitled to receive as a result of the stock split.


         Approval of the amendment to the Company's Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock which are entitled to vote at the Special Meeting. Unless otherwise specified, the proxies designated in the proxy will vote the shares covered thereby at the Special Meeting FOR the approval of the Amendment.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
             AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
         TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO
      20,000,000 SHARES AND TO REDUCE THE PAR VALUE FROM $.10 PER SHARE TO
                                 $.05 PER SHARE


                                  OTHER MATTERS

         The Board of Directors does not contemplate bringing before the Special Meeting any matter other than those specified in the Notice of Special Meeting of Stockholders, nor does it have information that other matters will be presented at the Special Meeting. If other matters come before the Special Meeting, signed proxies will be voted upon such questions in accordance with the best judgment of the persons acting under the proxies.

                              STOCKHOLDER PROPOSALS

         Any stockholder proposal intended to be presented at the Annual Meeting of Stockholders and to be included in the Company's proxy statement and form of proxy for that meeting must be received by the Company, directed to the attention of the Secretary, not later than December 10, 1997. Any such proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission.



October 1, 1997                             By Order of the Board of Directors




                                            [SIGNATURE CUT]

                                            James T. Graves, Secretary

                                   APPENDIX A

                       TEXT OF PROPOSED ARTICLE FOURTH OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                                 MARK VII, INC.

         The aggregate number of shares of stock which the Company shall have authority to issue is 20,000,000. All such shares shall be Common Stock, par value $.05 per share, and there shall be no preferences, qualifications, limitations or restrictions whatsoever, nor any special or relative rights in respect of the shares.

                                   APPENDIX B

                                 MARK VII, INC.
                            965 RIDGE LAKE BOULEVARD
                            MEMPHIS, TENNESSEE 38120



         The undersigned hereby appoints R. C. Matney, James T. Graves and Philip L. Dunavant, jointly and individually, as Proxies, each with full power of subscription and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Mark VII, Inc. which the undersigned would be entitled to vote, as designated below, if personally present at the Special Meeting of Stockholders to be held on Friday, November 7, 1997, or any adjournment or postponement thereof.


         I. Amendment to Article FOURTH of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 20,000,000 and reduce the par value from $.10 per share to $.05 per share.

            [  ]  FOR            [  ] AGAINST           [  ] ABSTAIN

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL I, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


         Print Name(s)
                       ------------------------------------------

         Signature
                   ----------------------------------------------

         Signature If
         Held Jointly
                      -------------------------------------------

         Dated:
                -------------------------------------------, 1997


         Please date and sign in the same manner in which your shares are registered. When signing as executor, administrator, trustee, guardian, attorney or corporate officer, please give full title as such. Joint owners should each sign.